Exhibit 99.1

China Organic Agriculture CEO Jinsong Li Announces Strategic Initiatives for 2008 and Beyond

Strategic Initiatives to Capitalize on High Growth Opportunities in Diversified Chinese and Asian Food Markets

Business Wire

LOS ANGELES & LIAONING, China -- October 17, 2008

China Organic Agriculture, Inc. (OTCBB: CNOA), a diversified food products company capitalizing on China's consumer revolution, today announced its strategic initiatives for 2008 and beyond.

"We are excited to announce China Organic's strategic initiatives," said Jinsong Li, Chief Executive Officer of China Organic Agriculture. "We will continue to diversify through acquisitions and offer a spectrum of premium food products, not just to mainland China, but the special administrative region of Hong Kong and other Asian countries as well. As part of our strategic initiatives, we are positioning the company as a purveyor of international food products, whether they are California wines or high quality rice produced in China itself, all being distributed directly to Chinese and Asian consumers."

Strategic Initiative #1: Expand through Acquisitions

"China Organic intends to aggressively expand its operations through acquisitions in both 2008 and beyond," said Mr. Li. "Following all future acquisitions the companies will go through a rigorous assimilation process to efficiently integrate their operations into our existing business lines."

* Complete Dalian Huiming acquisition. According to both sides in the negotiation process, the Dalian Huiming acquisition is on track to be completed by October 31, 2008. "We have overcome all the hurdles remaining for the Dalian Huiming acquisition," said Mr. Li. "I will be personally focusing on the deal to ensure its completion by the end of the month."
* Execute future acquisitions. Future acquisitions will help China Organic further diversify its range of products and provide multiple streams of revenue. "As their incomes rise, Chinese consumers are changing their diets and demanding greater quality, variety, convenience and safety in food," said Mr. Li. "The demand for quality by middle-income households has fueled recent growth in premium foods and beverage products."

Strategic Initiative #2: Successfully Brand Product Lines

"Branding our product lines to consumers in Asia is a crucial part of our business," said Mr. Li. "Not only do we need to successfully brand our new product lines, we also want to expand awareness of our current lines as well."

* Premium green and organic rice. Sold through China Organic's Ankang subsidiary to distributors throughout China. As China Organic continues to expand its reach by partnering with select suppliers of premium quality rice, the Company will begin branding and selling this rice with new packaging to distributors and grocery chains throughout the country. By implementing a strategic brand awareness campaign, China Organic will actively market to Chinese consumers so they know where to turn when they want safe, healthy, premium tasting rice.
* Sonoma and Napa valley wine. The Company recently acquired the Bellisimo Vineyard in the premium wine country of Sonoma, California. China Organic's strategy is to partner with local wineries that meet certain industry standards and have them bottle Bellisimo's harvestable grapes. Afterwards the Company will label the bottles specifically for Chinese and Asian consumers and ship them through its newly created Far East Wine Holding Group in Hong Kong. Bellisimo wine will be branded in Asia to appeal to a variety of different consumer groups.
* Future product lines made through acquisitions. "China Organic intends to develop and market a broad array of new premium agricultural product lines to consumers in Asia," said Mr. Li. Prior to joining China Organic, Mr. Li had past experience with brand planning, pricing strategies and sales targeting in the agricultural industry in China.

Strategic Initiative #3: Move to a higher Exchange

"China Organic Agriculture would like to graduate to a higher exchange as soon as it meets listing requirements," said Mr. Li. "We realize this will not be an overnight process, but we want to meet the basic listing requirements so that our goal of up listing can be achieved sooner rather than later."

* Search for independent director. At the current time China Organic has two independent directors and will seek a third necessary for listing on a higher exchange.
* Maintain volume levels. Depending on the exchange the Company will need to maintain average daily volume levels above 100,000 for the three months immediately preceding the application process.
* Increase stock price. Nasdaq Global Markets requires a stock price of $5, whereas Amex generally requires a stock price above $3 for a pre-determined amount of time.

Strategic Initiative #4: Enhance Transparency and Information Flow

"As important as it is to brand our Company's products to our customers in Asia, it is equally as important to relay the activities of China Organic to our investors in the United States," said Mr. Li.

Plans for enhanced transparency and information flow include:

*     Conference calls beginning in the third quarter, 2008
*     Enhanced fact sheets and investor presentations
*     A new, more functional website

"I will be working closely with our advisors and financial communications firm to create Western-style transparency and consistent news flow. Naturally due to required lead-time, some of the above changes may take several more weeks to be fully implemented. This is an important strategic initiative of China Organic Agriculture and we expect the above improvements to significantly benefit our loyal shareholders."

About China Organic Agriculture

China Organic Agriculture is an active trader of agricultural products in China. The Company's high-growth business plan is designed to enable it to capitalize effectively on China's burgeoning economy and expanding class of consumers with the ability to acquire upscale products. The Company has developed an extensive distribution network throughout many of China's major cities, including Beijing, Shanghai and Nanjing, and is positioned to leverage those networks to establish broad distribution of a number of agricultural, food and related premium products. The Company has experienced significant growth since its inception in 2002 and has implemented a number of strategic initiatives to expand sales and revenues. For more information, please visit: www.chinaorganicagriculture.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

Contact:

China Organic Agriculture, Inc.
Steve Wan, 310-441-9777
stevewan@chinaorganicagriculture.com
OR
China America Financial Communications Group
Darren Minton, 212-823-0523
chinaorganic@cafcg.com